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Exhibit 5.1

Jenkens & Gilchrist A PROFESSIONAL CORPORATION 1445 ROSS AVENUE SUITE 3200 DALLAS, TEXAS 75202 (214) 855-4500 FACSIMILE (214) 855-4300 www.jenkens.com

AUSTIN, TEXAS
(512) 499-3800
CHICAGO, ILLINOIS
(312) 425-3900
HOUSTON, TEXAS
(713) 951-3300
LOS ANGELES, CALIFORNIA
(310) 820-8800
NEW YORK, NEW YORK
(212) 704-6000
PASADENA, CALIFORNIA
(626) 578-7400
SAN ANTONIO, TEXAS
(210) 246-5000
WASHINGTON, D.C.
(202) 326-1500

February 14, 2005

Coastal Bancshares Acquisition Corp.
9821 Katy Freeway, Suite 500
Houston, Texas 77024

Dear Sirs:

        Reference is made to the Registration Statement on Form S-1 ("Registration Statement") filed by Coastal Bancshares Acquisition Corp. ("Company"), a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which Registration Statement incorporates by reference the contents of the registration statement on Form S-1 filed by the Company (File No. 333-118294), including the exhibits therewith, covering (i) 800,000 Units, with each Unit consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock"), and warrants to purchase two shares of the Company's Common Stock (the "Warrants") to the underwriters for whom I-Bankers Securities Incorporated and Newbridge Securities Corporation (the "Representatives") are acting as representatives (collectively, the "Underwriters"), (ii) up to 120,000 Units (the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (iii) up to 25,000 Units (the "Purchase Option Units") which the Representatives will have the right to purchase ("Purchase Option") for their own account or that of their designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units.

        We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

        Based upon the foregoing, we are of the opinion that:

  1.
  The Units, the Over-Allotment Units, the Purchase Option Units, the Warrants and the Common Stock to be sold to the Underwriters, when issued and sold in accordance with and in the manner described in the plan of distribution set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non assessable.

  2.
  Each of the Purchase Option and Warrants constitutes legal, valid and binding obligations of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent indemnification provisions contained in such documents, if any, may be limited by applicable federal or state law and considerations of public policy.

        We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ GREGORY J. SCHMITT Gregory J. Schmitt Authorized Signatory

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  Exhibit 5.1